Exhibit 10.10

PROPERTY MANAGEMENT AGREEMENT

THIS PROPERTY MANAGEMENT AGREEMENT, made as of the 28th day of February, 2020 (the “Effective Date”), between PIERRE TOWERS LLC, a New Jersey limited liability company, and S AND A COMMERCIAL ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as tenants in common (collectively, the “OWNER”), having its principal office c/o First Real Estate Investment Trust of New Jersey, 505 Main Street, Hackensack, New Jersey 07601, and HEKEMIAN & CO., INC., a New Jersey corporation (the “PROPERTY MANAGER”), having its principal office at 5050 Main Street, Hackensack, New Jersey 07601.

WITNESS;

WHEREAS, the OWNER is the owner of the fee interest in certain real property and the improvements constructed thereon consisting of an apartment building located at 185 Prospect Avenue, Hackensack, New Jersey 07601 (hereinafter the “Property”); and

WHEREAS, the PROPERTY MANAGER possesses expertise in the management, operation and administration of residential rental property and has all the necessary license and/or certification required to perform its obligations and functions as set forth in this Agreement; and

WHEREAS, OWNER desires to engage the PROPERTY MANAGER to perform all of the management services required for the efficient administration, operation and management of the Property, including but not limited to those authorized by the leasing agreements of the Property, and those hereinafter expressly set forth.

IN CONSIDERATION of the premises, conditions and covenants hereinafter set forth, the parties mutually agree as follows:

1.        The OWNER hereby employs and appoints the PROPERTY MANAGER, and the PROPERTY MANAGER hereby accepts employment and appointment, as the exclusive agent for the management, operation and administration of the Property on the terms and conditions hereinafter provided.

2.        The responsibility of the PROPERTY MANAGER for the management, operation and administration of the Property shall commence on the Effective Date, and shall expire on the first (1st) anniversary of the Effective Date. This Agreement will automatically renew for successive one (1) year terms unless either party delivers to the other party written notice of termination of this Agreement, which notice must be delivered at least sixty (60) days prior to the end of the then-current term.

3        The PROPERTY MANAGER agrees that even though it is vested with authority to perform various acts on behalf of the OWNER by terms of this Agreement, the PROPERTY MANAGER shall have no right or authority, express or implied, to commit or otherwise obligate the OWNER or to encumber the Property in any manner whatsoever except to the extent specifically provided herein.

4.        The services to be rendered by the PROPERTY MANAGER in connection with the operation, administration and management of the Property are to be performed with diligence and care includes the following:

(a)        Cause the common areas of the Property to be maintained and kept in a first-class condition, including interior and exterior cleaning, and cause necessary repairs and alterations to the common areas of the Property to be made, including but not limited to electrical, plumbing, carpentry, masonry, elevator, steam fitting, redecorating of public and common areas and such other incidental alterations or changes therein that may be proper, subject only to the limitations contained in this Agreement.

(b)        Cause to be purchased, on behalf of and at the expense of the OWNER, all tools, equipment, supplies and materials as may be necessary and desirable for the maintenance and upkeep of the common areas of the OWNER. Such purchases shall be made in the name of the OWNER and all discounts or commissions obtained for such purchases shall be credited to the OWNER.

(c)        Subject to the approval of the OWNER, solicit bids, recommend and arrange for contracts for building services, including, as applicable: elevator maintenance, telephone service, window cleaning, refuse removal, security protection, valet service, vermin extermination, snow clearing, cable television service and other services as shall be deemed advisable.

(d)        Check all bills received by the OWNER for services, work and supplies ordered in connection with and for maintaining the common areas and cause to be paid by the OWNER all such bills, as and when same shall become due and payable.

(e)        Bill and collect on behalf of the OWNER all common expense assessments, maintenance fees, charges, monies and debts which may become due to the OWNER and to take such action in the name of the OWNER as may be required for the collection of same. For such purposes, the PROPERTY MANAGER, and at the expense of the OWNER, employ counsel designated by the OWNER for such purposes.

(f)        Deposit all rents and other funds collected from the operation of the Property, and any other funds to which Owner may be entitled hereunder, in a special account or accounts at a bank directed by Owner for the Property separate and apart from Manager’s own funds (the “Operating Account”). Manager shall pay out of the Operating Account on a monthly basis the operating expenses of the Property and any other payments relative to the Premises as required by and subject to the terms of this Agreement and the applicable provisions of any mortgage or deed of trust held by a Lender (as hereinafter defined) encumbering the Property.

(g)        Maintain businesslike relations with Property residents whose service requests and complaints shall be received, considered, acted upon and recorded in a systematic fashion in order to show the action taken with respect to each. Requests that the PROPERTY MANAGER deems outside of the scope of its responsibilities or of a serious nature or complaints or requests deemed by the PROPERTY MANAGER to be unreasonable shall, after thorough investigation, are reported to the OWNER with appropriate recommendations.

(h)        Cooperate with the accountants for the OWNER with regard to the preparation and filing on behalf of the OWNER of any governmental forms or tax returns.

(i)        Cause to be prepared and send out all letters, reports and notices as may be reasonably requested by OWNER, including any newsletters or other publications.

(j)        Cause all insurance required by law or otherwise to be carried and maintained in full force and effect and cause all insurance proceeds to be promptly paid.

(k)        Maintain records with respect to services and materials and expenses on behalf of the Property, which records shall be sufficient to describe the services rendered and shall be kept in accordance with prevailing accounting procedures and shall identify the source and expenditure of all funds. Such records shall be freely available for inspection by the Property Management on a reasonable basis during normal business hours. It is further agreed that the PROPERTY MANAGER shall provide the following additional bookkeeping services such as maintenance of bank accounts, performance of reconciliations, preparation of checks, preparation and/or filing of reports. Such additional services shall be billed to and paid monthly by the Property as part of the management fee stated in Section 7 of this Agreement.

(l)        Render to the OWNER a monthly statement of all collections and disbursements made, with vouchers therefore, on or before the 15th day of the next succeeding month, and at such other times, at the option of the OWNER, as shall be consistent with collections, expenditures and commitments for the Property. Such statements shall be prepared at the expense of PROPERTY MANAGER.

(m)        Generally, do all things deemed reasonable, necessary or desirable by the OWNER to oversee the proper management of the Property.

(n)        To notify the OWNER of any practice, procedure or activity, or other matter connected with the Property, which, in the opinion of the PROPERTY MANAGER, may constitute a violation of any ordinance, code or governmental regulation.

(o)        Process applications by tenants of the Property for permission to alter or modify their respective unit; obtain plans and specifications, completion bounds, insurance certificates and other documentation relative to such application for review by the OWNER; coordinate the use of building services and equipment for any approved work, if necessary, provided however, that the PROPERTY MANAGER shall not be responsible for supervision of the work or verifying that it complies with approved plans and specifications of applicable codes or ordinances.

(p)        The direct supervision of major capital improvement projects is not included within the scope of the PROPERTY MANAGER responsibilities under this Agreement. However, the PROPERTY MANAGER will solicit bids for professional fees for such projects and, if requested, will forward bid specifications prepared by a professional engineer or architect to vendors and subcontractors, without charge to the OWNER.

5.        All purchases and expenditures made by the PROPERTY MANAGER shall be made out on behalf of and to the credit of the OWNER, and the PROPERTY MANAGER shall not be required or obligated to advance any monies or credit on behalf of the OWNER. In no event, however, shall the PROPERTY MANAGER expend any sum in excess of $2,500 per expenditure or $10,000. in the aggregate, on an annual basis, unless said expenditure(s) are specifically authorized or under circumstances where such expenditures are required to eliminate or prevent an emergent danger to life or limb, or an imminent and substantial loss of or damage to the common areas of the Property, in which cases such expenditure(s) may be made by the PROPERTY MANAGER, irrespective of the above limitations.

6.        The PROPERTY MANAGER is authorized on behalf of the OWNER to make all necessary disbursements for expenses incurred by PROPERTY MANAGER pursuant to any of the provisions of this Agreement, including the retention of legal counsel, accountants and other professional services as may be necessary, subject to proper approval thereof by the OWNER, and also including the payment of the PROPERTY MANAGER compensation as herein provided, and to deduct the same from the collections made for the Property. In the event that at any time there are insufficient funds in the custody of PROPERTY MANAGER from the current collections to pay such expenses, the OWNER agrees to supply the PROPERTY MANAGER immediately with funds required to make such payments. The OWNER agrees to reimburse the PROPERTY MANAGER upon demand for any disbursement, which PROPERTY MANAGER may elect to advance for the account of the Property and for any monies, which PROPERTY MANAGER become obligated and required to pay pursuant to any of the provisions of this Agreement. Nothing herein contained, however, shall be construed to obligate PROPERTY MANAGER to make any such advances.

7.        The OWNER agrees to pay the PROPERTY MANAGER for all services to be performed in connection with the management & bookkeeping, administration and operation of the annual management fee of 5% of Gross Income from Operations, payable in equal monthly installments throughout the annualized period of this agreement. The term “Gross Income from Operations” shall mean, for any period, all collected income, computed in accordance with generally accepted accounting principles (GAAP), derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, rents from tenants, utility charges, escalations, forfeited security deposits, interest (if any) on credit accounts, business interruption or other loss of income or rental insurance proceeds, service fees or charges, license fees, parking fees, and other pass-through or reimbursements paid by tenants under the leases of any nature, but excluding the following: (i) sales, use and occupancy or other taxes on receipts required to be accounted for by Owner to any governmental authority; (ii) refunds and uncollectible accounts; (iii) insurance proceeds and condemnation proceeds (other than business interruption or other loss of income insurance); and (iv) any disbursements to Owner from any of the escrows. In addition, the PROPERTY MANAGER shall receive a payment in the amount of One Hundred Twenty-Five Dollars ($125.00) for each new lease agreement entered into by the OWNER with a tenant for occupancy of a unit at the Property.

8.        PROPERTY MANAGER is and shall have general authority and powers necessary to carry out the content of this Agreement and to act therefore on behalf of the OWNER.

9.        The PROPERTY MANAGER shall, at the expense of the OWNER, cause to be placed and kept in force all forms of insurance as required by the laws of the State of New Jersey, including, but not limited to:

(a)        Fire and extended coverage in a sum which is adequate to cover the full replacement value all improvements required to be insured by the OWNER less a deductible of not more than an amount specified by OWNER for each occurrence;

(b)        Comprehensive general liability insurance in an amount to be specified by OWNER for claims for liability exposure of the OWNER;

(c)        An Excess Umbrella Liability policy in the amount to be specified by OWNER;

(d)        Workmen’s compensation and disability insurance as required by law; and

(e)        Such other insurance coverages as may be requested by the OWNER.

The PROPERTY MANAGER shall promptly investigate and make a full written report as to all accidents or claims for damages relating to the management, operation and maintenance of the Property, including any damage or destruction to the Property, the estimated cost of repair shall further cooperate and make any and all reports required by an insurance carrier in connection therewith.

10.        The PROPERTY MANAGER shall be liable to the OWNER for any loss or damage caused by the PROPERTY MANAGER’S gross negligence or willful misconduct or caused by the PROPERTY MANAGER’S own failure to comply with its obligations hereunder. The OWNER will indemnify the PROPERTY MANAGER against and hold the PROPERTY MANAGER harmless from:

(a)        any liability, damage, costs or expenses (including reasonable attorney’s fees) sustained or incurred for injury to any person or property in or about and in connection with the Property, from any cause except the gross negligence or willful misconduct of the PROPERTY MANAGER; and

(b)        any liability, damage, penalties, costs or expenses, statutory or otherwise, for any acts properly performed by the PROPERTY MANAGER pursuant to this Agreement or the direct instructions of the OWNER or its duly authorized representative; provided however, in each of the foregoing instances, the PROPERTY MANAGER promptly advises the OWNER of its receipt of information concerning any such injury and the amount of any such injury, such liability, damages, penalties, costs and expenses.

If available at no extra cost to the OWNER, the OWNER shall carry contractual liability insurance, specifically covering the indemnity provisions contained in this Section 10, and employer’s liability insurance and will include the PROPERTY MANAGER as a party insured in the liability policy and will deliver a copy of such liability policy to the PROPERTY MANAGER or a certificate evidencing same.

11.        In the event a petition in bankruptcy is filed by or against the OWNER or the PROPERTY MANAGER, or in the event that either shall make an assignment for the benefit of creditors or take advantage of any insolvency act, either party hereto may forthwith terminate this Agreement upon ten (10) days prior notice in writing to the other.

12.        Notice which either party desires to give to the other or is required to give to the to the other under this Agreement, shall be given by U.S. Certified Mail, Return Receipt Requested, or by recognized overnight carrier, and it shall be deemed given 72 hours after addressed to the party for whom it is intended as follows or to such other address as either of the parties may designate in writing:

For the Owner:                                                                  Pierre Towers LLC

505 Main Street

Hackensack, New Jersey 07601

S and A Commercial Associates Limited

Partnership

505 Main Street

Hackensack, New Jersey 07601

For the Property Manager:                                             Hekemian & Co., Inc.

505 Main Street

Hackensack, New Jersey 07601

Despite the forgoing, any notice of change of address or of an additional person to receive future notices shall not be effective until received.

13.        The term PROPERTY MANAGER as used in this Agreement shall include any corporate subsidiaries or affiliates of the PROPERTY MANAGER who perform services, in on, or about the Property arising out of or in connection with this Agreement.

14.        This Agreement may not be transferred or assigned by either party without the written consent of the other and shall bind, apply to and run in the favor of the OWNER and the PROPERTY MANAGER and their respective successors in interest.

15.        Upon termination of this Agreement, the parties shall account to one another with respect to all matters outstanding as of the date of termination, and the OWNER shall furnish to the PROPERTY MANAGER security satisfactory to the PROPERTY MANAGER, against any outstanding obligations or liabilities that may have been incurred hereunder.

16.        This Agreement shall constitute the entire understanding between the patties, and not variance or modifications thereof shall be valid and enforceable expect by supplemental agreement in writing, executed and approved in the same manner as this Agreement and shall supersede and terminate any prior management agreement in effect.

17.        The OWNER and the PROPERTY MANAGER agree that the holder of the first lien priority mortgage or deed of trust encumbering the Property (“Lender”) and the related loan documents evidencing the loan to the OWNER (collectively, the “Loan Documents”) may terminate this Agreement or instruct the OWNER to terminate this Agreement as provided for by, and pursuant to, the terms and conditions set forth in the Loan Documents. The PROPERTY MANAGER shall assist the OWNER in all reasonable respects to comply in all material respects with the obligations of the OWNER arising under or in connection with the Loan Documents entered into with a Lender as the OWNER shall specify from time to time. The PROPERTY MANAGER shall promptly inform the OWNER of any defaults under any of the Loan Documents that are known to the PROPERTY MANAGER; it being understood that the PROPERTY MANAGER shall be under no obligation to independently interpret any Loan Documents but shall be directed by the OWNER as to such matters. However, in no event shall the PROPERTY MANAGER have any liability under the Loan Documents.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

PIERRE TOWERS LLC By: Pierre Towers Holdings LP, its sole member By: First Real Estate Investment Trust of New Jersey, its general partner

By: /s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr. President and CEO

S AND A COMMERCIAL ASSOCIATES LIMITED PARTNERSHIP By: Pierre Management, LLC, its general partner By: First Real Estate Investment Trust of New Jersey, its sole member

By: /s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr. President and CEO

Hekemian & Co., Inc.
By: /s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr. President

[Property Management Agreement Signature Page]